                                                                 EXHIBIT 23.3.15

                  CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS

     The undersigned hereby consents to the inclusion of his name in this Registration Statement on Form S-1 (File No. 33-83952) as a person to become a director of ICN Merger Corp. upon the consummation of the merger involving ICN Merger Corp., ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc., Viratek, Inc. and ICN Biomedicals, Inc.

September 17, 1994                        /s/  JAMES MISCOLL
                                          -------------------------------------
                                          James Miscoll